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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 25, 2002 except with respect to the matter discussed in the fourth paragraph of Note 4, as to which the date is March 27, 2002, appearing on pages F-1 and S-1 of this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-76108, 33-90892, 333-3020, 33-37113, 333-72053, 333-51102, 333-51104 and 333-62440.

/s/ Arthur Andersen LLP

Atlanta, Georgia
March 27, 2002